Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Nacel Energy Corporation (the "Company") on Form 10-K for the year ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Schaftlein, Chief Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section  13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark Schaftlein
Mark Schaftlein
Chief Executive Officer and
Principal Financial Officer

July 14, 2011